Exhibit 99.1

Smart & Final Stores, Inc. Reports Fourth Quarter and Full Year 2014 Financial Results

COMMERCE, Calif. (March 18, 2015) –Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS) today reported financial results for the fourth quarter and fiscal year ended December 28, 2014.

Fourth Quarter Highlights:

•                 Net sales increased 13.0% to $839.3 million

•                 Comparable store sales growth of 7.8%

•                 Net income of $9.3 million, or $0.12 per diluted share

•                 Adjusted net income increased 50.3% to $12.3 million, or $0.16 per diluted share

•                 Adjusted EBITDA increased 7.4% to $41.3 million

Full Year Highlights:

•                 Net sales increased 10.1% to $3,534.2 million

•                 Comparable store sales growth of 6.3%

•                 Net income of $33.1 million, or $0.52 per diluted share

•                 Adjusted net income increased 45.9% to $46.5 million, or $0.73 per diluted share

•                 Adjusted EBITDA increased 7.2% to $176.1 million

•                 254 stores at year-end, including 98 Smart & Final Extra! stores

“2014 was an exciting year for Smart & Final. We delivered record financial results, continued our accelerated store expansion program and successfully completed our initial public offering,” said Dave Hirz, President and Chief Executive Officer. “Performance across both the Smart & Final and Cash & Carry store banners was strong, driven by our ongoing merchandising and marketing efforts and consistent store level execution. Smart & Final Extra! continues to be the key to our new store growth, and, as planned, we completed twice as many new store openings and conversions to Extra! in 2014 as compared to the prior year.”

Mr. Hirz continued, “Looking ahead, in 2015 we plan to continue our accelerated pace of new store openings and believe that our strong performance in comparable store sales, competitive positioning, and real estate development pipeline provide the foundation for strong operating and financial performance.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Fourth Quarter Fiscal 2014 Financial Results

Net sales were $839.3 million, a 13.0% increase as compared to $742.8 million in the same period of 2013. Net sales growth was driven by a 7.8% increase in comparable store sales and from the net sales contribution of new stores. In the 12 weeks ended December 28, 2014, the Company opened one new Smart & Final Extra! store and one new Cash & Carry store.  The growth in comparable store sales was comprised of a 4.9% increase in comparable transaction count and a 2.8% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $644.6 million, a 13.5% increase as compared to $568.1 million in the same period of 2013.  Comparable store sales growth for the Smart & Final banner was 7.0% in the fourth quarter.

Net sales for Cash & Carry banner stores were $194.7 million, an 11.5% increase as compared to $174.7 million in the same period of 2013.  Comparable store sales growth for the Cash & Carry banner  was 10.5% in the fourth quarter.

Gross margin from operations was $125.0 million, a 16.0% increase as compared to $107.8 million in the same period of 2013. Gross margin rate in the fourth quarter was 14.9% as compared to 14.5% in the same period of 2013.

Operating and administrative expenses were $104.0 million, a 13.4% increase as compared to $91.7 million in the same period of 2013. This increase was primarily related to higher sales volumes, increased store support costs, and initial public offering and public company costs.

Net income was $9.3 million, as compared to a net loss of $7.0 million in the same period of 2013. Net income per diluted share was $0.12 as compared to net loss per diluted share of $0.12 in the same period of 2013.  The net loss in the fourth quarter of 2013 included costs related to extinguishment of debt in conjunction with a refinancing transaction.

Adjusted net income was $12.3 million, an increase of 50.3% as compared to $8.2 million for the same period of 2013. Adjusted net income per diluted share was $0.16 as compared to $0.14 in the same period of 2013.

Adjusted EBITDA was $41.3 million, an increase of 7.4% as compared to $38.5 million in the same period of 2013.

Full Year Fiscal 2014 Financial Results

Net sales were $3,534.2 million, a 10.1% increase as compared to $3,210.3 million in fiscal 2013. Net sales growth was driven by a 6.3% increase in comparable store sales growth and the net sales contribution from 13 new Extra! stores and one new Cash & Carry store in fiscal 2014.  The growth in comparable store sales was comprised of a 4.1% increase in comparable transaction count and a 2.1% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $2,668.9 million, or a 10.0% increase as compared to $2,425.4 million in fiscal 2013. Fiscal 2014 comparable store sales growth for the Smart & Final banner was 5.0%.

Net sales for Cash & Carry banner stores were $865.3 million, or a 10.2% increase as compared to $784.9 million in fiscal 2013.  Fiscal 2014 comparable store sales growth for the Cash & Carry banner was 10.0%.

Net income was $33.1 million, as compared to $8.2 million in fiscal 2013. Net income per diluted share was $0.52 as compared to $0.14 for fiscal 2013.

Adjusted net income was $46.5 million, an increase of 45.9% as compared to $31.9 million in fiscal 2013. Adjusted net income per diluted share was $0.73, compared to $0.54 in fiscal 2013.

Adjusted EBITDA was $176.1 million, or a 7.2% increase as compared to $164.3 million in fiscal 2013.

Growth and Development

During fiscal 2014, the Company opened 13 new Smart & Final Extra! stores, completed 16 conversions of legacy Smart & Final stores to the Smart & Final Extra! format, including two relocations, and opened one new Cash & Carry store. As of December 28, 2014, the Company operated a total of 98 Smart & Final Extra! and 103 legacy Smart & Final stores, and 53 Cash & Carry stores.

Operating Store at Period End (December 28, 2014)

	Smart & Final Banner Stores			Cash &
	Legacy format	Extra! format	Total	Carry Banner Stores	Total Company
End of Fiscal 2013	119	69	188	52	240
New stores	-	12	12	-	12
Relocations	(1)	1	-	-	-
Conversions	(8)	8	-	-	-
End of 3rd Quarter 2014	110	90	200	52	252

New stores	-	1	1	1	2
Relocations	(1)	1	-	-	-
Conversions	(6)	6	-	-	-
End of Fiscal 2014	103	98	201	53	254

In the first quarter of fiscal 2015, the Company expects to open four new Smart & Final Extra! stores.

In fiscal 2015, the Company expects to open a total of 20 new Smart & Final Extra! stores, complete nine conversions of legacy stores to the Extra! format, including three store relocations, and open three Cash & Carry stores, including one store relocation. The Company expects the pace of new store openings to be relatively consistent throughout 2015.

Leverage and Liquidity

During the full year fiscal 2014, the Company repaid approximately $120.9 million in borrowings under its Term Loan Facility.  At December 28, 2014, the Company’s debt, net of debt discount, was $588.1 million and cash and cash equivalents was $106.8 million.

The Company generated cash from operations of $125.3 million in the 52 weeks ended December 28, 2014. The Company invested $117.4 million in capital expenditures under the Company’s plan to accelerate openings of Extra! format and Cash & Carry stores, as well as convert its legacy stores to the Extra! format and ensure its existing store portfolio maintains its competitiveness.

Outlook

The following provides information on the Company’s guidance for the full year ending January 3, 2016:

2015
Net sales growth	11% - 12%
Comparable store sales growth	3.5% - 4.5%
Unit growth (net new stores)	20 Smart & Final Extra! 2 Cash & Carry
Relocations of existing stores	3 Smart & Final 1 Cash & Carry
Conversions of legacy stores to the Extra! format	6 stores
Adjusted EBITDA	$185 - $190 million
Adjusted net income	$51 - $53 million
Adjusted diluted EPS	$0.67- $0.70
Capital expenditures	$135 - $145 million
Basic weighted average shares	73.1 million
Fully diluted weighted average shares	76.6 million

Fourth Quarter and Full Year 2014 Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss its fourth quarter and full year fiscal 2014 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s Web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 7:30 p.m. Eastern Time, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International) and entering the replay pin number: 13602597.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Wednesday, April 1, 2015.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer that serves household and business customers. The Company is headquartered in Commerce (located in Los Angeles), CA, where it was founded over 140 years ago.  As of December 28, 2014, the Company operated 254 grocery and foodservice stores under the “Smart & Final”, “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 14 stores in northern Mexico operated through a joint venture.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the “Risk Factors,” “Special Note Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the prospectus that is contained in the Company’s registration statement on Form S-1 (File No. 333-196931) filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Communications

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended		Fifty-two Weeks Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013

Net sales	$839,336	$742,800	$3,534,244	$3,210,293
Cost of sales, buying and occupancy	714,325	634,999	3,006,955	2,736,357
Gross margin	125,011	107,801	527,289	473,936

Operating and administrative expenses	104,001	91,677	438,528	387,133
Income from operations	21,010	16,124	88,761	86,803

Interest expense, net	8,119	10,550	37,602	50,365
Loss on early extinguishment of debt	-	(17,348)	(2,224)	(24,487)
Equity in earnings of joint venture	5	241	1,037	1,649
Income (loss) before income taxes	12,896	(11,533)	49,972	13,600

Income tax (provision) benefit	(3,623)	4,544	(16,854)	(5,429)
Net income (loss)	$9,273	$(6,989)	$33,118	$8,171

Net income (loss) per share:
Basic	$0.13	$(0.12)	$0.54	$0.14
Diluted	$0.12	$(0.12)	$0.52	$0.14

Weighted average shares outstanding:
Basic	73,074,360	57,171,190	61,455,584	57,030,099
Diluted	76,193,944	57,171,190	63,841,118	59,387,487

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands, Except Share Amounts)

	December 28, 2014	December 29, 2013
Assets
Current assets:
Cash and cash equivalents	$106,847	$53,699
Accounts receivable, less allowances of $787 and $766 at December 28, 2014 and December 29, 2013, respectively	23,666	19,453
Inventories	223,404	209,502
Prepaid expenses and other current assets	26,532	17,938
Deferred income taxes	22,419	20,747
Total current assets	402,868	321,339

Property, plant, and equipment:
Land	11,165	10,394
Buildings and improvements	23,938	20,441
Leasehold improvements	176,114	119,306
Fixtures and equipment	203,473	148,271
Construction in progress	7,344	5,541
	422,034	303,953
Less accumulated depreciation and amortization	115,350	59,961
	306,684	243,992

Capitalized software, net of accumulated amortization of $9,486 and $5,168 at December 28, 2014 and December 29, 2013, respectively	10,403	12,664
Other intangible assets, net	325,289	328,865
Goodwill	611,242	611,242
Deferred financing costs, net	5,894	8,272
Equity investment in joint venture	11,924	10,948
Other assets	54,988	62,219
Total assets	$1,729,292	$1,599,541

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$184,897	$153,644
Accrued salaries and wages	28,582	22,337
Accrued expenses	72,667	69,174
Current portion of long-term debt	-	7,200
Total current liabilities	286,146	252,355

Long-term debt, less current portion and debt discount	588,117	698,991
Deferred income taxes	125,673	151,232
Postretirement and postemployment benefits	127,004	84,155
Other long-term liabilities	85,144	70,949

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares – 10,000,000
Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 73,074,360 and 57,171,190 at December 28, 2014 and December 29, 2013, respectively	73	57
Additional paid-in capital	489,551	311,935
Retained earnings (deficit)	32,001	(1,117)
Accumulated other comprehensive (loss) income	(4,417)	30,984
Total stockholders’ equity	517,208	341,859
Total liabilities and stockholders’ equity	$1,729,292	$1,599,541

Smart & Final Stores, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Fifty-two Weeks Ended
	December 28, 2014	December 29, 2013
Operating activities
Net income	$33,118	$8,171
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	35,565	33,414
Amortization	28,629	27,345
Amortization of deferred financing costs and debt discount	3,275	4,465
Share-based compensation	11,329	–
Excess tax benefits related to share-based payments	(728)	–
Deferred income taxes	(3,826)	(1,258)
Equity in earnings of joint venture	(1,037)	(1,649)
(Gain) loss on disposal of property, plant, and equipment	(30)	75
Asset impairment	988	1,105
Loss on early extinguishment of debt	2,224	24,487
Dividend from joint venture	–	577
Changes in operating assets and liabilities:
Accounts receivable, net	(2,931)	(1,755)
Inventories, net	(13,902)	(14,099)
Prepaid expenses and other assets	(8,074)	6,218
Accounts payable	31,253	20,067
Accrued salaries and wages	6,245	(3,112)
Other accrued liabilities	3,239	3,466
Net cash provided by operating activities	125,337	107,517

Investing activities
Purchases of property, plant, and equipment	(114,933)	(52,884)
Proceeds from disposal of property, plant, and equipment	95	85
Investment in capitalized software	(2,466)	(2,209)
Purchase of intangible asset	(100)	–
Other	34	(311)
Net cash used in investing activities	(117,370)	(55,319)

Financing activities
Borrowings on bank line of credit	–	5,000
Issuance of bank debt, net of issuance costs	–	188,985
Issuance of common stock in IPO	173,080	–
Issuance of common stock, other	79	1,700
Proceeds from exercise of stock options	450	–
Payment of minimum withholding taxes on net share settlement of stock option exercise	(2,667)	–
Fees paid in conjunction with debt financing	(315)	(1,073)
Payments on bank line of credit	–	(7,000)
Payments on bank debt	(120,880)	(199,213)
Payments of IPO issuance costs	(5,046)	–
Excess tax benefits related to share-based payments	728	–
Contingent consideration related to acquisition of SFHC	(248)	(22,885)
Net cash provided by (used in) financing activities	45,181	(34,486)

Net increase in cash and cash equivalents	53,148	17,712
Cash and cash equivalents at beginning of period	53,699	35,987
Cash and cash equivalents at end of period	$106,847	$53,699

Cash paid during the period for:
Interest	$41,290	$45,547
Income taxes	$25,372	$12,718

Non-cash investing and financing activities
Software development costs incurred but not paid	$419	$49
Construction in progress costs incurred but not paid	$8,101	$3,366
Issuance costs incurred but not paid	$222	$–
Other consideration payable for acquisition of Smart & Final Holdings Corp.	$2,359	$2,607

Smart & Final Stores, Inc. and Subsidiaries

Segment Reporting

(Dollars in Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Twelve Weeks Ended December 28, 2014
Net sales	$644,609	$194,727	$-	$839,336
Cost of sales, distribution and store occupancy	544,830	167,623	1,872	714,325
Operating and administrative expenses	76,213	13,639	14,149	104,001
Income (loss) from operations	$23,566	$13,465	$(16,021)	$21,010

Capital expenditures	$22,933	$4,045	$737	$27,715

Twelve Weeks Ended December 29, 2013
Net sales	$568,132	$174,668	$-	$742,800
Cost of sales, distribution and store occupancy	481,956	151,361	1,682	634,999
Operating and administrative expenses	66,735	12,222	12,720	91,677
Income (loss) from operations	$19,441	$11,085	$(14,402)	$16,124

Capital expenditures	$10,087	$705	$1,635	$12,427

Fiscal Year Ended December 28, 2014
Net sales	$2,668,933	$865,311	$-	$3,534,244
Cost of sales, distribution and store occupancy	2,252,698	746,102	8,155	3,006,955
Operating and administrative expenses	319,864	57,963	60,701	438,528
Income (loss) from operations	$96,371	$61,246	$(68,856)	$88,761

Capital expenditures	$106,528	$5,229	$5,642	$117,399

Fiscal Year Ended December 29, 2013
Net sales	$2,425,346	$784,947	$-	$3,210,293
Cost of sales, distribution and store occupancy	2,050,197	678,760	7,400	2,736,357
Operating and administrative expenses	284,025	53,240	49,868	387,133
Income (loss) from operations	$91,124	$52,947	$(57,268)	$86,803

Capital expenditures	$48,053	$2,198	$4,842	$55,093

The following tables show reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the twelve-week and fifty two-week periods ended December 28, 2014 and December 29, 2013.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	Twelve Weeks Ended		Year Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net income	$9,273	$(6,989)	$33,118	$8,171
Income tax provision	3,623	(4,544)	16,854	5,429
Net income before income taxes	12,896	(11,533)	49,972	13,600

Adjustments to Net Income
Transaction costs (a)	(100)	7	1,539	220
Net (income) loss from closed stores and exit costs (b)	569	1,136	2,030	3,592
(Gain) loss from asset dispositions (c)	345	904	851	974
Share-based compensation expense (d)	2,874	-	11,329	-
Non-cash rent (e)	646	1,039	4,797	3,985
Pre-opening costs (f)	872	741	3,971	1,432
Loss on extinguishment of debt (g)	-	17,348	2,224	24,487
Other items (h)	(119)	4,145	(2,399)	4,847
Adjusted income tax provision	(5,658)	(5,589)	(27,800)	(21,251)
Adjusted net income	$12,325	$8,198	$46,514	$31,886

Adjusted Net Income Per Share

Net income per share - basic	$0.13	$(0.12)	$0.54	$0.14
Per share impact of net income adjustments	0.04	0.26	0.22	0.42
Adjusted net income per share - basic	$0.17	$0.14	$0.76	$0.56
Net income per share - diluted	$0.12	$(0.12)	$0.52	$0.14
Per share impact of net income adjustments	0.04	0.26	0.21	0.40
Adjusted net income per share - diluted	$0.16	$0.14	$0.73	$0.54

Weighted average shares - basic	73,074,360	57,171,190	61,455,584	57,030,099
Weighted average shares - fully diluted	76,193,944	57,171,190	63,841,118	59,387,487

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(Dollars in Thousands)

	Twelve Weeks Ended		Year Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net income	$9,273	$(6,989)	$33,118	$8,171
Depreciation and amortization	15,201	14,119	64,194	60,759
Interest expense, net	8,119	10,550	37,602	50,365
Income tax provision	3,623	(4,544)	16,854	5,429
EBITDA	36,216	13,136	151,768	124,724

Adjustments to EBITDA
Transaction costs (a)	(100)	7	1,539	220
Net (income) loss from closed stores and exit costs (b)	569	1,136	2,030	3,592
(Gain) loss from asset dispositions (c)	345	904	851	974
Share-based compensation expense (d)	2,874	-	11,329	-
Non-cash rent (e)	646	1,039	4,797	3,985
Pre-opening costs (f)	872	741	3,971	1,432
Loss on extinguishment of debt (g)	-	17,348	2,224	24,487
Other items (h)	(119)	4,145	(2,399)	4,847
Adjusted EBITDA	$41,303	$38,456	$176,110	$164,261

(a)  Represents costs (i) primarily associated with the Company’s initial public offering that were charged to expense for the fiscal year ended December 28, 2014 and (ii) associated with the Ares Acquisition for the fiscal year ended December 29, 2013.

(b)  Represents costs associated with store closure and exit costs.

(c)  Represents non-cash gain or loss associated with asset dispositions and impairment charges.

(d)  Represents expenses associated with the Company’s equity-based incentive award program.

(e)  Represents non-cash component of recognized rent expense.

(f)   Represents new store and relocation opening costs consisting primarily of rent utilities, distribution, store labor and advertising.

(g)  Represents the write-off of unamortized debt discount and deferred financing costs.

(h)  Represents (i) reversal of a reserve related to executive compensation for the fiscal year ended December 28, 2014, (ii) death benefit income from a Company-owned life insurance policy for the fiscal year ended December 28, 2014,  (iii) consulting expenses related to strategic growth initiatives for the fiscal year ended December 28, 2014, and (iv) costs primarily related to a legal settlement for the twelve-week period and fiscal year ended December 29, 2013, net.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures, namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and Adjusted EBITDA to clarify and enhance understanding of its past performance. The Company defines adjusted net income as net income adjusted for the items set forth in the table above.  The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding.  The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.  The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table above.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.